As filed with the Securities and Exchange Commission on July 9, 2020.
Registration No. 333-205147

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3536131 (IRS Employer Identification Number)
45 First Avenue
Waltham, MA 02451
(781) 466-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John K. Whiting, IV, Esq.
General Counsel
Tecogen Inc.
45 First Avenue
Waltham, MA 02451
Telephone: (781) 466-6400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to: Neil R.E. Carr Somertons, PLLC 1025 Connecticut Avenue, N.W., Suite 1000 Washington, D.C. 20036 Telephone: (202) 459-4651
Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer ☒

Smaller reporting company ☒    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Tecogen Inc., a Delaware corporation (“Registrant”), registered 3,718,839 shares of Tecogen Inc. common stock, $.001 par value per share (“Registered Securities”) of the Registrant under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-205147) (“Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on June 22, 2015, as amended by Pre-Effective Amendment No. 1 to the Registration Statement filed with the SEC on September 1, 2015, as further amended by Pre-Effective Amendment No. 2 to the Registration Statement filed with the SEC on September 23, 2015, and as further amended by Pre-Effective Amendment No. 3 to the Registration Statement as filed with the SEC on September 29, 2015. The Registration Statement, as amended, was declared effective by the SEC on September 30, 2015.

On June 9, 2020, the Registrant filed a Form 25 with the SEC to voluntarily de-list its shares of common stock from trading on The NASDAQ Stock Market, and to de-register its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. As a result thereof, pursuant to General instruction I.B.3 of the Form S-3, the Registrant ceased to be eligible to use the Form S-3 for the registration of securities to be sold in secondary transactions under the Securities Act upon the effective date of such delisting on June 19, 2020, and accordingly, hereby removes from registration the securities of the Registrant which remain unsold under the Registration Statement. The Registration Statement is hereby amended to reflect the de-registration of such unsold Registered Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 9, 2020.

TECOGEN INC.
By: /s/Benjamin M. Locke Benjamin M. Locke Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Angelina M. Galiteva Angelina M. Galiteva	Director and Chairperson of the Board	July 8, 2020
/s/ John N. Hatsopoulos John N. Hatsopoulos	Lead Director	July 8, 2020
/s/ Benjamin M. Locke Benjamin M. Locke	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	July 8, 2020
/s/ Ahmed F. Ghoniem Ahmed F. Ghoniem	Director	July 8, 2020
/s/ Deanna Petersen Deanna Petersen	Director	July 8, 2020
/s/ Earl R. Lewis, III Earl R. Lewis, III	Director	July 8, 2020
/s/ Fred Holubow Fred Holubow	Director	July 8, 2020